EXHIBIT3.3

NORTH CAROLINA Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF ORGANIZATION

OF

MOVING BOX ENTERTAINMENT, LLC

the original of which was filed in this office on the 1st day of January, 2010.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 5th day of January, 2010.

Certification C200935100331-1 Referenced C200935100331-1 Page: 1 of 3
Verity this certificate online at www.secretary.state.nc.us/verification

Secretary of North Carolina Department of the Secretary of State	SOSID: 1130222 Date Filed: 12/31/20093:48:00 PM Effective: 1/1/2010 Elaine F. Marshall North Carolina Secretary of State C200935100331

Limited Liability Company ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is: Moving Box Entertainment. LLC

2.  If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: {If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)

3.  The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both. Note: This document must be signed by all persons listed here).

Britton HL Allen (executing as organizer)
3737 Glenwood Ave., Suite 100
Raleigh, NC 27612

4. The street address and county of the initial registered office of the limited liability company is:

Number and Street 222 E. Jones Ave.

City, State, Zip Code Wake Forest, NC 27587 County: Wake

5.  The mailing address, if different from the street address, of the initial registered office is:

6.  The name of the initial registered agent is Sarah Colgan

7. Principal office information: (Select either a or b.)

 a. ☒ The limited liability company has a principal office.

The street address and county of the principal office of the limited liability company is:

Number and Street: 222 E. Jones Street
City, State, Zip Code: Wake Forset, NC 27587 County: Wake

The mailing address, if different from the street address, of the principal office of the corporation is:

b. ☐ The limited liability company does not have a principal office.

8.  Check one of the following:

_____(i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☒       (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C~3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.  Any other provisions which the limited liability company elects to include are attached.

10.  These articles will be effective upon January 1,2010

This is the 17th day of December , 2009

Signature

Britton H. Allen (organizer)

NOTES:

1.  Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised January 2002}	P.O. Box 29622	RALEIGH, NC 27626-0622 (FormL-01)